                                                                    Exhibit 4(G)


                                FIFTH AMENDMENT

                                       TO

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

            THIS FIFTH AMENDMENT ("Amendment") is entered into as of July 24, 1997, by and among UNITEL VIDEO, INC., a Delaware corporation having its principal place of business at 555 West 57th Street, New York, New York 10019 ("Borrower"), R SQUARED, INC., a California Corporation having its principal place of business at 3330 Cahuenga Boulevard West, Los Angeles, California 90068 ("Corporate Guarantor") and HELLER FINANCIAL, INC., a Delaware corporation having an office at 500 West Monroe Street, Chicago, Illinois 60661, as agent ("Agent") for Lender (as hereafter defined).

                                   BACKGROUND

            Borrower, Corporate Guarantor, Agent and Heller Financial, Inc. ("Lender") are parties to an Amended and Restated Loan and Security Agreement dated as of December 12, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provides Borrower with certain financial accommodations.

            Borrower has requested that Agent cause the issuance of an irrevocable letter of credit in favor of PNC Bank, National Association, as trustee, in connection with the issuance by the Allegheny County Industrial Development Authority of Variable Rate Demand Revenue Bonds, Series 1997 (Unitel Mobile Video Project) to finance Borrower's costs of constructing up to two mobile video television production units to be based at Borrower's Allegheny County office. Agent is willing to do so on the terms and conditions hereafter set forth.

            NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

            2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

            (a) Section 1.1 of the Loan Agreement is hereby amended by:

            (i) adding the following defined terms in their appropriate alphabetical order:

            "Bond Amortizing Availability Amount" means $5,080,547.95 less $178,571 per quarter commencing on August 5, 1998 and on the fifth day of each quarter thereafter.

            "Bond Documentation" means the Bond Loan Agreement, the Bond Pledge Agreement, the Bond Trust Indenture, the Reimbursement Agreement, the Remarketing Agreement and the Purchase Contract.

            "Bond Letter of Credit" means Irrevocable Letter of Credit No. ____________, dated July 24, 1997, in the original face amount of $5,080,547.95 issued by Bank of America National Trust and Savings Association in favor of the Trustee and any Bond Letter of Credit caused to be issued by Agent in replacement thereof.

            "Bond Letter of Credit Loans" means advances made pursuant to subsection 2.1(A)(4).

            "Bond Letter of Credit Note" means the promissory note of Borrower in substantially the form of Exhibit 2.1(A)(4).

            "Bond Letter of Credit Reimbursement Obligations" means all amounts due and owing by Borrower to Agent, from time to time, under and in accordance with the provisions of the Reimbursement Agreement.

            "Bond Loan Agreement" means the Loan Agreement dated as of July 1, 1997 by and between Borrower and the Issuer, as amended, modified or supplemented from time to time with the prior written consent of Agent.

            "Bond Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make a portion of the Bond Letter of Credit Loans in an amount equal to such Lender's Pro Rata Share of the aggregate commitment of all Lenders to make Bond Letter of Credit Loans and
            (b) as to all Lenders, the aggregate commitment of all Lenders to make Bond Letter of Credit Loans.

            "Bonds" means the Issuer's Variable Rate Demand Revenue Bonds, Series 1997 (Unitel Mobile Video Project) in the original principal amount of Five Million Dollars ($5,000,000).

            "Bond Pledge Agreement" means the Pledge Agreement dated as of the Fifth Amendment Effective Date, as amended, modified and supplemented from time to time, among Borrower, the Trustee, as escrow agent, and Agent.

            "Bond Trust Indenture" means the Trust Indenture dated as of July 1, 1997 between the Issuer and the Trustee, as amended, modified or supplemented from time to time with the prior written consent of Agent.

            "Fifth Amendment Effective Date" means July 24, 1997.

            "Issuer" means the Allegheny County Industrial Development
            Authority.

            "Purchase Contract" means the Private Placement Agreement dated as of July 1, 1997 among the Issuer, Borrower and RRZ Public Markets, Inc. as underwriter for the Bonds, as amended, modified or supplemented from time to time with the prior written consent of Agent.

            "Reimbursement Agreement" means the Reimbursement Agreement dated as of the Fifth Amendment Effective Date between Borrower and Agent, as amended, modified and supplemented from time to time.

            "Remarketing Agent" means RRZ Public Markets, Inc. and any successor Remarketing Agent under the Bond Trust Indenture.

            "Remarketing Agreement" means the Remarketing Agreement dated as of July 1, 1997 among the Issuer, the Borrower, the Trustee and the Remarketing Agent, as the same may be amended, modified or supplemented from time to time with the prior written consent of Agent.

            "Tender Advance" has the meaning set forth in Section 2(c) of the Reimbursement Agreement.

            "Tender Drawing" means a drawing under the Bond Letter of Credit to pay the purchase price of Bonds in the amount set forth in Sections 501 through 505 of the Bond Trust Indenture and not remarketed by the Remarketing Agent on the date such Bonds are to be purchased.

            "Trustee" means PNC Bank, National Association, or any successor trustee under the Bond Trust Indenture.

            (ii) amending the following defined terms in their entirety to provide as follows:

            "Loan Documents" means this Agreement, the Notes, the Corporate Guaranty, the Subordinated Notes, the Reimbursement Agreement, the Bond Pledge Agreement and all other instruments, documents and agreements executed by or on behalf of Borrower or any Loan Party and delivered concurrently herewith or at any time hereafter to or for the benefit of Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

            "Loan" or "Loans" means an advance or advances under the Term Loan Commitment, the Revolving Loan Commitment or the Bond Loan Commitment, as applicable.

            "Notes" means the Amended and Restated Revolving Note, the Amended and Restated Term Notes and the Bond Letter of Credit Note.

            "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or to any Lender under the Loan Documents including, without limitation, all Bond Letter of Credit Reimbursement Obligations, the principal amount of all debts, claims and indebtedness (whether incurred before or after the Termination Date), accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.

            "Total Loan Commitment" means the aggregate commitments of any Lender with respect to the Revolving Loan Commitment, the Term Loan Commitment and the Bond Loan Commitment.

            (b) A new Section 2.1(A)(4) is hereby added to the Loan Agreement to provide as follows:

            "(A)(4) Bond Letter of Credit Loans. Simultaneously with the execution of the Fifth Amendment to this Agreement, Borrower and Agent entered into a Reimbursement Agreement pursuant to which, among other things, Agent agreed to cause the issuance of the Bond Letter of Credit and Borrower agreed to reimburse Agent for all Bond Letter of Credit Reimbursement Obligations. Subject to the terms and conditions of this Agreement, in reliance upon the representations and warranties of Borrower herein set forth and for the sole purpose of enabling Borrower to reimburse Agent for all Bond Letter of Credit Reimbursement Obligations, each Lender, severally, agrees to lend to Borrower, on the date each Bond Letter of Credit Reimbursement Obligation becomes due, its Pro Rata Share of the lesser of (i) the Bond Letter of Credit Reimbursement Obligation then due and (ii) the Bond Amortizing Availability Amount as of such date ("Bond Letter of Credit Loans"). Borrower acknowledges that on the date each Bond Letter of Credit Reimbursement Obligation becomes due (i) Agent shall charge Borrower's loan account as a Bond Letter of Credit Loan an amount equal to such Bond Letter of Credit Reimbursement Obligation and (ii) Borrower shall be deemed to have irrevocably requested a Bond Letter of Credit Loan in an amount equal to such Bond Letter of Credit Reimbursement Obligation. The outstanding balance of all Bond Letter of Credit Loans together with accrued interest thereon shall be due and payable on the earlier to occur of (i) the Termination Date or (ii) acceleration of the Obligations in accordance with the provisions of subsection 8.3; provided, however, the outstanding balance of all Bond Letter of Credit Loans constituting Tender Advances together with accrued interest thereon shall be due and payable on the earlier to occur of
            (i) the remarketing, pursuant to Section 507 of the Bond Trust Indenture, of the Bonds purchased with the proceeds of the related Tender Drawing, (ii) the Termination Date or (iii) acceleration of the Obligations in accordance with the provisions of subsection 8.3. Borrower shall be permitted to prepay the Bond Letter of Credit Loans at any time, in whole or in part, subject to the provisions of subsection 2.3(C). Notwithstanding anything to the contrary contained in this Agreement, no references in this Agreement to "Lender Letters of Credit" shall include or be deemed to include Bond Letters of Credit."

            (c) Subsection 2.1(B) of the Loan Agreement is hereby amended by deleting the reference to "$11,000,000" and replacing the same with "8,500,000".

            (d) A new sentence is hereby added after the first sentence of subsection 2.1(E) of the Loan Agreement to provide as follows:

            "Borrower shall execute and deliver to each Lender a Bond Letter of Credit Note to evidence such Lender's portion of the Bond Letter of Credit Loans, such Bond Letter of Credit Note to be in the principal amount of the respective Bond Loan Commitment of such Lender and with other appropriate insertions."

            (e) Subsection 2.1(F) of the Loan Agreement is hereby amended in its entirety to provide as follows:

            "(F) Evidence of Revolving Loan and Bond Letter of Credit Loan Obligations. The advances constituting Revolving Loans and Bond Letter of Credit Loans shall be evidenced by this Agreement, the Amended and Restated Revolving Note, the Bond Letter of Credit Note and notations made from time to time by Agent in its books and records, including computer records. Agent shall record in its books and records, including computer records, the principal amount of the Revolving Loans and Bond Letter of Credit Loans owing to each Lender from time to time. Agent's books and records shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Agent to make any such notation or record shall not affect the obligations of Borrower to Lenders with respect to the Revolving Loans and the Bond Letter of Credit Loans."

            (f) A new sentence is hereby added to the end of subsection 2.2(A)(i) of the Loan Agreement to provide as follows:

            "Bond Letter of Credit Loans shall bear interest from the date such Loan is made to the date paid in full at a rate per annum equal to the interest rate set forth in this subsection 2.2(A) applicable to Term Loan A."

            (g) Subsection 2.3(C) of the Loan Agreement is hereby amended by adding the words "plus the amount of the then outstanding Bond Letter of Credit Loans" to the end of clause "(1)" thereof.

            (h) A new sentence is hereby added to the end of subsection 2.4(B)(1) of the Loan Agreement to provide as follows:

            "At any time that the principal balance of the Bond Letter of Credit Loan exceeds the Bond Amortizing Availability Amount, Borrower shall, upon demand by

            Agent, immediately repay the Bond Letter of Credit Loan to the extent necessary to reduce the principal balance to an amount that is equal to or less than the Bond Amortizing Availability Amount."

            (i) A new sentence is hereby added at the end of subsection 2.4(C) of the Loan Agreement to provide as follows:

            "Borrower shall be permitted to prepay the Bond Letter of Credit Loans at any time, in whole or in part, subject to the provisions of subsection 2.3(C)."

            (j) A new sentence is hereby added at the end of subsection 5.12 of the Loan Agreement to provide as follows:

            "Within five (5) days after the issuance thereof, Borrower shall (a) deliver to Agent the original certificate of title relating to each mobile video unit constructed by Borrower utilizing the proceeds of the Bonds and based at Borrower's Allegheny County office and (b) take all such other action and execute all such documentation as Agent shall reasonably request to evidence Agent's perfected first priority lien in each such mobile video unit."

            (k) Subsection 7.1 of the Loan Agreement is hereby amended by:

            (i) adding after clause (a)(iii) thereof a new clause (a)(iv) to provide as follows:

                  "and (iv) Indebtedness incurred under the Bond Loan Agreement, the Bond Indenture and the Loan and Security Agreement dated May 1, 1997 between Borrower and Charter Financial, Inc. which Indebtedness may be paid only in accordance with the terms of such agreements as originally executed or modified with the prior written consent of Agent".

            (ii) adding after clause (b)(v) thereof a new clause (b)(vi) to provide as follows:

                  "and (vi) Indebtedness incurred under the Bond Loan Agreement and the Bond Indenture and the Loan and Security Agreement dated May 1, 1997 between Borrower and Charter Financial, Inc. which Indebtedness may be paid only in accordance with the terms of such agreements as originally executed or modified with the prior written consent of Agent".

            (l) A new subsection 8.1(V) is hereby added to provide as follows:

            "(V) Cross Default to Bond Documentation. An event of default shall occur and be continuing under any Bond Documentation which is not cured within any applicable grace period.

            (m) Exhibit 2.1(A)(4) to this Amendment is hereby added to the Loan Agreement as Exhibit 2.1(A)(4).

            3. Conditions of Effectiveness. This Amendment shall become effective when and only when Agent shall have received (a) four (4) copies of this Amendment executed by Borrower and Corporate Guarantor; (b) a fully executed copy of each of the following documents: (i) the Reimbursement Agreement, (ii) the Bond Pledge Agreement, (iii) the Bond Trust Indenture, (iv) the Remarketing Agreement, (iv) the Bond Letter of Credit Note, (v) the Bond Loan Agreement, (vi) the Purchase Contract and (vii) the Bond Loan Agreement;
(c) all documents set forth in Section 3(b) of the Reimbursement Agreement and
(d) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

            4. Representations and Warranties. Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Agreement, as amended hereby,
            constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms that all covenants, representations and warranties made in the Loan Agreement to the extent the same are not specifically amended hereby or otherwise notified to Lender in writing, are correct in all material respects and agrees that all covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                  (c) No Event of Default or Default has occurred and is
            continuing or would exist after giving effect to this Amendment.

                  (d) Borrower has no defense, counterclaim or offset with
            respect to the Loan Agreement or the Obligations thereunder.

            5. Effect on the Loan Agreement.

                  (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

                  (d) Notwithstanding anything to the contrary in this Amendment, at such time as the Bond Letter of Credit shall be of no further force and effect and all Bond Letter of Credit Reimbursement Obligations shall have been paid in full, the provisions of this Amendment which require the consent of Agent or any other action by Agent with respect to the Bond Documentation or the Bonds shall be of no force and effect.

            6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

            7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

            8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature received by facsimile transmission shall be deemed an original signature hereto.

                      [SIGNATURES LINES ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                                    UNITEL VIDEO, INC., as Borrower


                                    By:      /s/ Barry Knepper
                                       --------------------------------
                                    Name: Barry Knepper
                                    Title:   CEO


                                    R SQUARED, INC., as Corporate Guarantor


                                    By:      /s/ Karen Lapidus
                                       --------------------------------
                                    Name: Karen Lapidus
                                    Title:   Vice President

                                    HELLER FINANCIAL, INC., as Agent and
                                    Lender


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:

            IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                                    UNITEL VIDEO, INC., as Borrower


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:


                                    R SQUARED, INC., as Corporate Guarantor


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:

                                    HELLER FINANCIAL, INC., as Agent and
                                    Lender


                                    By:      /s/ Jerome P. Sepich
                                       --------------------------------
                                    Name: Jerome P. Sepich
                                    Title:   Vice President

                                EXHIBIT 2.1(A)(4)

                           BOND LETTER OF CREDIT NOTE

$5,080,547.95                                         New York, New York
                                                      July __, 1997

            This Bond Letter of Credit Note is executed and delivered under and pursuant to the terms of that certain Amended and Restated Loan and Security Agreement dated December 12, 1995 (as amended, supplemented or modified from time to time, the "Loan Agreement") by and among UNITEL VIDEO, INC., a Delaware corporation with its principal place of business at 555 West 57th Street, New York, New York 10019 ("Borrower"), R Squared, Inc., a California corporation with its principal place of business at 3300 Cahuenga Boulevard West, Los Angeles, California 90068, Heller Financial, Inc. ("Heller"), each of the financial institutions named in or which hereafter became a party to the Loan Agreement (Heller and such financial institutions, collectively "Lenders") and Heller as agent for Lenders (Heller, in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Loan Agreement.

            FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Heller at its offices located at 500 West Monroe Street, 10th Floor, Chicago, Illinois 60661 or at such other place as holder may from time to time designate to Borrower in writing:

            (i) the principal sum of FIVE MILLION EIGHTY THOUSAND FIVE HUNDRED FORTY-SEVEN and 95/100 DOLLARS $5,080,547.95 or, if different, such amount of Bond Letter of Credit Loans as may be due and owing under the Loan Agreement, payable in full on the Termination Date, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier repayment as permitted or required by the Loan Agreement; and

            (ii) interest on the principal amount of this Note from time to time outstanding at the Interest Rate with respect to Bond Letter of Credit Loans in accordance with the provisions of the Loan Agreement. Upon the occurrence and during the continuance of an Event of Default and notice thereof by Agent to Borrower (except that no notice shall be required upon the occurrence of an Event of Default under subsection 8.1(G) or 8.1(H) of the Loan Agreement), interest may at Agent's election be payable at the Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

            This Note is the Bond Letter of Credit Note referred to in the Loan Agreement and is secured by the Liens granted pursuant to the Loan Agreement and the Loan Documents, is entitled to the benefits of the Loan Agreement and the Loan Documents and is subject to all of the agreements, terms and conditions therein contained.

            This Note may be voluntarily prepared, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

            If an Event of Default under Section 8.1 (G) or (H) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur and be continuing under the Loan Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, with notice to the extent provided in the Loan Agreement, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.


                                    UNITEL VIDEO, INC.


                                    By:______________________________
                                    Its:_____________________________



STATE OF NEW YORK       )
                        :  ss.:
COUNTY OF NEW YORK      )


                        On the ____ day of July, 1997, before me personally came __________________ to me known, who being by me duly sworn, did depose and say that he/she is a _______________ of UNITEL VIDEO, INC., the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation.


                                              -------------------------------
                                                        Notary Public